UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 3, 2014

Date of report (Date of earliest event reported)

DR. TATTOFF, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52836	20-0594204
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

8500 Wilshire Blvd., Suite 105

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(310) 659-5101

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

 On June 9, 2014, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Statement”) and thereafter mailed the Statement to its shareholders of record as of May 1, 2014, soliciting their consent to (i) the election of directors and (ii) an amendment to the Company’s 2011 Long Term Incentive Plan, and their advisory vote on (i) executive compensation and (ii) the frequency of the “say on pay” votes. As of July 3, 2014, the Company had received the written consent of 64% of its shareholders of record, which represented more than a majority of the voting power of its outstanding common stock as was required to approve the two matters requiring a majority vote of the voting power of its outstanding common stock.

 The voting results for the proposals were as follows:

Proposal One – Election of Directors

For All – 12,317,430	Withheld for All – 0

 Directors Elected: Eugene Bauer, M.D., Gene Burleson, Joel Kanter, John Keefe, William Kirby, D.O.

Proposal Two – An Amendment to the 2011 Long Term Incentive Plan

For – 12,115,909	Against – 292,431	Abstain – 0

Proposal Three – Advisory Vote on Executive Compensation

For – 12,330,930	Against – 77,410	Abstain – 0

Proposal Four – Advisory Vote on Frequency of Say-on-Pay Votes

One Year – 9,065,159	Two Years – 3,343,181	Three Years – 0 Abstain – 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DR. TATTOFF, INC.

Date: July 7, 2014	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman EVP - COO